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                                                              File No. 333-_____

        As filed with the Securities and Exchange Commission on June 25, 1997

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                   BIOMATRIX, INC.
                                   ---------------
                (Exact Name of Registrant as Specified in Its Charter)


       Delaware                                     13-3058261
       --------                                     ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                     65 Railroad Avenue, Ridgefield, NJ  07657
                  ------------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)

                 Biomatrix, Inc. 1994 Stock Option Plan, as amended;
                      Biomatrix, Inc. 1997 Restricted Stock Plan
                 ----------------------------------------------------
                              (Full Titles of the Plans)

Endre A. Balazs, M.D.             Copy to:  Justin P. Morreale, Esq.
Chief Executive Officer                     Bingham, Dana & Gould LLP
Biomatrix, Inc.                             150 Federal Street
65 Railroad Avenue                          Boston, MA  02110
Ridgefield, NJ  07657                       (617) 951-8000
---------------------                       -------------------------
(Name and Address of Agent For Service)

                                  (201) 945-9550
                           --------------------------------
                          (Telephone Number, Including Area
                             Code, of Agent for Service)

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                       Proposed        Proposed
 Title Of                               Maximum         Maximum
Securities            Amount           Offering        Aggregate     Amount of
  To Be                To Be           Price Per       Offering     Registration
Registered           Registered         Share*          Price*          Fee
--------------------------------------------------------------------------------
Common Stock,
  $0.0001
 par value            1,500,000         $  *             $  *         $7,670.50
 per share


*   This estimate is made pursuant to Rule 457(h) solely for the purpose of
    determining the registration fee.   It is not known how many shares will be
    purchased under the plans or at what price such shares will be purchased. The above calculation is based on the offering of 1,500,00 shares at a purchase price of $16.875 per share, which purchase price is the average of the high and low prices of the Registrant's Common Stock as reported on June 19, 1997.


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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

       The following documents, filed by Biomatrix, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement: (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996; (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1996; and (c) the description of the Common Stock contained in the Registrant's registration statement, dated June 27, 1991, filed with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

Item 4.        Description of Securities.

       Not applicable.

Item 5.        Interest of Named Experts and Counsel.

       The validity of the shares of Common Stock registered hereby will be passed upon for the Registrant by Bingham, Dana & Gould LLP, Boston Massachusetts. Justin P. Morreale, a partner of Bingham, Dana & Gould LLP, is a director and the Secretary of the Registrant. As of May 31, 1997, Mr. Morreale beneficially owned 20,000 shares of the Registrant's Common Stock.

Item 6.        Indemnification of Directors and Officers.

       Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

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       The Amended and Restated Certificate of Incorporation and the Amended
and Restated By-laws of the Registrant, each as amended to date, provide for the indemnification of officers and directors of the Registrant and certain other persons against expense, liability, and loss incurred by any such person in certain stated proceedings and under certain stated conditions.

       The Registrant may maintain insurance for the benefit of its directors, officers, employees, agents and certain other persons, insuring such persons against any expense, liability, or loss, including liability under the securities laws.

Item 7.        Exemption From Registration Claimed.

       Not applicable

Item 8.        Exhibits.

  4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-41424), filed on June 27, 1991.)

  4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

  4.3 Amended and Restated By-laws of the Registrant. (Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-41424), filed on June 27, 1991.)

  4.4 Biomatrix, Inc. 1994 Stock Option Plan. (Incorporated by reference to the copy of such Plan filed as an exhibit to the Registrant's Proxy Statement filed pursuant to Rule 14a-6, dated June 7, 1994.)

  4.5  Biomatrix, Inc. 1997 Restricted Stock Plan.

  5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

  23.1 Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

  23.2 Consent of Coopers & Lybrand L.L.P.

  24 Power of Attorney (included on the signature pages of this Registration Statement).

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Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as

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           expressed in the Securities Act of 1933
           and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield, State of New Jersey, on this 25th day of June, 1997.

                                        BIOMATRIX, INC.


                                        By:  /s/ Endre A. Balazs
                                           ------------------------------
                                             Endre A. Balazs
                                             Chief Executive Officer and
                                             Chief Scientific Officer






                                  POWER OF ATTORNEY

       Each person whose signature appears below hereby appoints Rory B. Riggs, Justin P. Morreale, John J. Concannon III, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

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               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                      Date
----------                                -----                      ----

/s/ Endre A. Balazs                Chief Executive Officer,        June 25, 1997
-------------------                Chief Scientific Officer,
Endre A. Balazs                    and Director
                                   (principal executive officer)



/s/ Rory B. Riggs                  President and                   June 25, 1997
-------------------                Chief Financial Officer
Rory B. Riggs                      (principal financial officer)

/s/ H. Stuart Campbell             Chairman of the Board of        June 25, 1997
----------------------             Directors
H. Stuart Campbell


/s/ Janet L. Denlinger             Executive Vice President        June 25, 1997
----------------------             and Director
Janet L. Denlinger

/s/ Kurt Mark                      Director                        June 23, 1997
-------------------
Kurt Mark



/s/ Justin P. Morreale             Secretary and Director          June 25, 1997
----------------------
Justin P. Morreale

/s/ Julius A. Vida                 Director                        June 25, 1997
--------------------
Julius A. Vida

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                                    EXHIBIT INDEX


Exhibit No.                   Description of Documents
-------------                 -------------------------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit
              3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-41424), filed on June 27, 1991.)

 4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.


 4.3          Amended and Restated By-laws of the Registrant.
              (Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-41424), filed on June 27, 1991.)

 4.4 Biomatrix, Inc. 1994 Stock Option Plan. (Incorporated by reference to the copy of such Plan filed as an exhibit to the Registrant's Proxy Statement filed pursuant to Rule 14a-6, dated June 7, 1994.)

 4.5          Biomatrix, Inc. 1997 Restricted Stock Plan.


 5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.


23.1          Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

23.2          Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included on the signature pages of the Registration Statement).